Exhibit 99.1 Ironwood’s Corporate Values

OUR VISION To Become the Leading Gastrointestinal Healthcare Company OUR MISSION To advance the treatment of GI 9 diseases and redefine the standard of care for GI patients

Ironwood Summary From Q1 2023 Earnings Call (May) Integrated pipeline 10 CONFIDENTIAL

® Linzess Overview st • 1 product approved by the FDA in a class guanylate cyclase type C agonists • Indicated (U.S.) for adult men and women suffering from irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC) ® • LINZESS is available under the trademarked name CONSTELLA in Canada in certain European countries Regulatory Approvals Current Partner • August 2012: U.S. Abbvie (co-commercialization) Ironwood and Abbvie • November 2012: Europe Abbvie (license) are expecting U.S. • December 2013: Canada Abbvie (license) sales of >$1B this year • February 2014: Mexico Abbvie (license) • December 2016: Japan Astellas (license) • January 2019: China AZ (license) 11 CONFIDENTIAL

Linzess Performance From 2022 Year-End Earnings 12 CONFIDENTIAL

Rules of Engagement Focus Business Continuity • VectivBio is independent and must operate independently until the transaction closes • We can PLAN for post-closing integration, but we CANNOT implement integration plans • [***] is coordinating the integration team for VectivBio; if you have any questions related to the integration please check with [***] or [***] • We CANNOT share or transfer any information to Ironwood outside of the integration planning process. If you receive requests from anyone working for or representing Ironwood, send those requests to [***] • We CANNOT transfer or share any competitively sensitive information without Legal review – when in doubt, the answer is NO • ONLY the integration team can share data, and they will work closely with Legal • This is a sensitive time for VectivBio; the focus needs to be on running the business, the trials, etc. 14 CONFIDENTIAL

Integration Team th th Kick off June 7 - 9 in Basel • [***]: will complete after the call with [***] this afternoon Coordination: [***] Coordination: [***] Core Team: [***] Operational sub-teams: as needed 15 CONFIDENTIAL